Exhibit 5.1

April 27, 2012

Franklin Street Properties Corp.
401 Edgewater Place, Suite 200
Wakefield, MA 01880

Re: Prospectus Supplement to Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with (i) the Registration Statement on Form S-3 (the “Registration Statement”) filed on April 27, 2012 by Franklin Street Properties Corp., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time of shares of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, which may be issued and sold by the Company and sold by selling stockholders from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and in reliance on Rule 456(b) and Rule 457(r) under the Securities Act, and (ii) the prospectus supplement, dated April 27, 2012 (the “Prospectus Supplement”), to the prospectus included in the Registration Statement (the “Base Prospectus”) relating to the issuance and sale from time to time by the Company of shares of Common Stock with an aggregate offering price of up to $34,297,475 (the “Shares”).

The Shares are to be sold by the Company pursuant to an on demand sales agreement entered into by and between the Company and Robert W. Baird & Co. Incorporated (“Baird”) on May 6, 2012, which agreement was filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on May 7, 2010, as amended by Amendment No. 1 to Baird On Demand Offering Sales Agreement entered into by and between the Company and Baird on April 27, 2012 (the “Sales Agreement”), which amendment is being filed as Exhibit 1.2 to the Company’s Current Report on Form 8-K to be filed on or about April 27, 2012.

We are acting as counsel for the Company in connection with the issuance and sale by the Company of the Shares. We have examined a signed copy of the Registration Statement and a copy of the Prospectus Supplement, each as filed with the Commission. We have also examined and relied upon the Sales Agreement, the minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for the purposes of rendering the opinions hereinafter set forth.

Franklin Street Properties Corp.

April 27, 2012

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of the corporate minute books of the Company provided to us by the Company.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Sales Agreement, the Shares will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K to be filed on or about April 27, 2012 in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the Base Prospectus and Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:   /s/ Kenneth A. Hoxsie
Kenneth A. Hoxsie, a Partner